Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 21, 2015, relating to the financial statements for the year ended December 31, 2014, which appears in Amendment No. 4 to The Chemours Company’s Registration Statement on Form 10.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

June 30, 2015